Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 55 to the Registration Statement (Form N-1A, No. 333-03013) of The Universal Institutional Funds, Inc., to the incorporation by reference of our reports, dated February 21, 2014, on Core Plus Fixed Income Portfolio, Emerging Markets Debt Portfolio, Emerging Markets Equity Portfolio, Global Franchise Portfolio, Global Real Estate Portfolio, Global Tactical Asset Allocation Portfolio, Growth Portfolio, Mid Cap Growth Portfolio, Small Company Growth Portfolio, and U.S. Real Estate Portfolio (the ten portfolios comprising The Universal Institutional Funds, Inc.), and to the incorporation by reference of our report, dated February 21, 2014, on Global Infrastructure Portfolio (one of the six portfolios comprising Morgan Stanley Variable Investment Series) included in each Annual Report to Shareholders for the fiscal year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 7, 2014